                                                                     EXHIBIT 4.4

                                AMENDMENT NO. 2

                               dated July 1, 1997

                                       to

                      SERIES C CONVERTIBLE PREFERRED STOCK
                               PURCHASE AGREEMENT

                             dated October 12, 1990

                                     among

                   BRIGHT HORIZONS CHILDREN'S CENTERS, INC.,
                    a Delaware corporation (the "Company"),

                       JOHN M. REYNOLDS, ANNE WHITMAN and
                        DOUGLAS WOODEN (the "Founders"),

              ROGER H. BROWN and LINDA A. MASON (the "Officers"),

                                      and

          the investing entities whose names appear at the end hereof
                               (the "Investors")



                                  INTRODUCTION
                                  ------------

     This Amendment No. 2 is to the Series C Convertible Preferred Stock Purchase Agreement dated October 12, 1990, as amended in Amendment No. 1 dated November 27, 1990 (the "Series C Purchase Agreement"), by and among Bright Horizons Children's Centers, Inc., a Delaware corporation (the "Company"), John
M. Reynolds, Anne Whitman and Douglas Wooden (the "Founders"), Roger H. Brown and Linda A. Mason (the "Officers") and the investing entities whose names appear at the end thereof (the "Investors").

     WHEREAS, the parties hereto wish to amend the Series C Purchase Agreement pursuant to Section 11.02 thereof in connection with the Master Transaction dated the date hereof by and among the Company, Bright Horizons Holdings, Inc., a Delaware corporation, Bright Horizons Merger Subsidiary, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings, Pacific Preschools, Inc. dba The Learning Garden, a Washington corporation, and Deborah S. Brown and Henry P. Brown, the owners of all of the outstanding capital stock of Pacific Preschools, Inc.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Transfer Restrictions and Registrations.  Section 8.04 of Article VIII
         ---------------------------------------
of the Series C Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     Section 8.04.  Piggy-Back Registration Rights.  If the Company at any time
     ------------   ------------------------------
proposes to register, under the 1933 Act, or qualify any of its Common Stock or securities convertible into Common Stock, other than registrations solely for the purpose of any plan for the acquisition of such shares by employees of the Company or registrations relating to a merger, acquisition or other transactions of the type described in Rule 145 or any comparable rule on Form S-4 or any similar form (collectively "Excluded Registrations"), it will each such time give written notice to the Officers and Founders and to all registered holders of Stock of its intention to do so. Any holder of Stock desiring to have any of its Stock and any Officer or Founder desiring to have any of its Common Stock included in such registration or qualification shall, within thirty (30) days after its receipt of such notice from the Company, notify the Company of the number of shares of Stock or Common Stock, as the case may be, which it desires to have so included and the manner in which it proposes to dispose of such securities. The Company will, at its sole expense, use its best efforts to cause all such Stock or Common Stock, as the case may be, the holders of which shall have requested the registration or qualification thereof, to be registered or qualified to the extent requisite to permit the sale or other disposition thereof in the manner described by such holder; provided, however, that if in
                                                --------  -------
connection with any offering by the Company of Common Stock or securities convertible into Common Stock pursuant to a registration under the 1933 Act (which is not an Excluded Registration), the managing underwriter shall limit or eliminate the number of previously-issued shares of the Company's securities which may be included in any such registration statement because, in its judgment, such action is necessary to effect an orderly public distribution, and either (i) such limitation is imposed first with respect only to the Common Stock of the Officers and Founders and, in the event that the elimination of the Common Stock of the Officers and Founders from such registration statement is insufficient, in the judgment of the managing underwriter, to effect an orderly public distribution, thereafter on all other holders of securities which have an incidental or "piggy-back" right to be included in the registration statement pro rata in accordance with their respective holdings of such securities, and no outstanding securities are included other than pursuant to such a right, or (ii) such limitation is imposed pursuant to any plan adopted by written consent of the holders of not less than sixty six and two thirds percent (66 2/3%) of the aggregate outstanding shares of Stock (as defined herein), then the Company shall be obligated to include in such registration statement only such limited portion of the Stock which it has been requested hereunder to include.

     In the event that the Company in any registration under this Section 8.04 offers the Investors, Officers and Founders the opportunity to sell such of the shares of Stock or Common Stock, in the case of the Officers and Founders, which such Investors, Officers and Founders propose to register to underwriters on a "firm commitment" basis (as opposed to a

"best efforts" basis), the Investors, Officers and Founders shall, as a condition to their participating in such registration, accept such offer to sell such securities to such underwriters if the manager of the underwriters so requires and shall enter into an agreement with such underwriter containing conventional representations, warranties and indemnity provisions. In addition, as a further condition to their participating in such registration, if requested by the Company and the managing underwriter, each Investor, Officer and Founder shall agree not to effect any public sale or distribution of any Stock or Common Stock, nor engage in any transaction that would result in a public sale or distribution of such Stock or Common Stock, for one hundred eighty (180) days following the effective date of such registration statement. The Investors, Officers and Founders shall comply with such other reasonable requirements as may be imposed by the manager of the underwriters to effect an orderly distribution of shares.

     Should any Investor, Officer or Founder decide not to have any shares of such Stock or Common Stock, as the case may be, of the Company then held by it included in such registration under this Section 8.04 or if some or all of such shares are excluded from registration as provided herein, such Investor, Officer or Founder agrees, upon the request of the manager of the underwriters, not to sell any of such Stock or Common Stock, in the case of the Officers or Founders, within a period of one hundred eighty (180) days following the effective date of the related registration statement.

     The Company's obligations pursuant to this Section 8.04 to include shares of Stock in registrations under the 1933 Act shall terminate after five such registrations in each of which the Investors have been permitted to include at least fifty percent (50%) of the shares of Stock which the Investors have requested be included; provided, however, and notwithstanding the foregoing, the
                       --------  -------
obligations of the Company pursuant to this Section 8.04 towards any Investor, Series A Investor, Series B Investor or Officer or Founder shall terminate with respect to Stock or Common Stock owned by such holders, as the case may be, (i) if, in the opinion of counsel satisfactory to the Company, the sale of such Stock or Common Stock (when aggregated with all other Stock or Common Stock held by any other person whose sale thereof would be required to be aggregated under Rule 144(e) with sales by such holder of Stock or such Officer or Founder) may then be made in a transaction exempt from the registration requirements of the 1933 Act without any limitation on the amount of such Stock or Common Stock to be sold, (ii) when such Stock or Common Stock becomes freely tradeable pursuant to Rule 144(k) under the 1933 Act, (iii) upon the sale of such Stock or Common Stock to the public pursuant to Rule 144 under the 1933 Act or (iv) after the expiration of five (5) years following the initial public offering by the Company of its Common Stock pursuant to a registration statement under the 1933 Act (which is not an Excluded Registration).

     2.  First Refusal Rights.  Section 9.01 of Article IX of the Series C
         --------------------
Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     Section 9.01.  First Refusal Rights.  If at any time prior to the first
     ------------   --------------------
registration of the Common Stock under the 1933 Act, the Company proposes to issue (except in a transaction described in Section 9.03), any Common Stock or any security convertible into or having rights to purchase Common Stock, the Company shall first offer in writing to sell to each Investor (such term to include, for purposes of this Article IX, the Series A Investors and the

Series B Investors), who in the aggregate owns at least 100,000 shares of Common Stock or Stock convertible into or exchangeable or exercisable for such number of shares of Common Stock (subject to adjustment for stock splits or combinations), a fraction thereof of which the numerator shall be the number of shares of Stock then held by such Investor and the denominator shall be the total number of shares of Common Stock then outstanding, assuming in each case full conversion of all outstanding Preferred Stock and the exercise of all outstanding Warrants. Such offer shall describe such securities and specify the quantity, the price and the payment terms. If within thirty (30) days after receipt of such offer the Investor receiving such written offer accepts the same in writing as to the portion referred to above or any lesser amount, then the Company shall sell such portion of such securities, or such lesser amount as such Investor may specify, to such Investor upon the terms specified. Unless waived by the holders of not less than seventy-five percent (75%) of the total number of shares of Stock then outstanding, each Investor shall have a right of overallotment such that any shares of Common Stock or securities convertible into Common Stock not purchased by any holder of preemptive rights shall be reoffered to others having such rights and desiring to purchase additional shares of Common Stock or securities convertible into Common Stock.

     3.  Excluded Transactions.    Section 9.03(a) of Article IX of the Series C
         ---------------------
Purchase Agreement is hereby amended and restated as follows:

     (a) any issuance to an employee, director, or consultant of Common Stock or rights to purchase Common Stock up to an aggregate of 2,000,000 shares of Common Stock for his own investment and as part of a bona fide compensation plan or arrangement, or in connection with the inducement of employees to become or remain employed by the Company pursuant to the approval of the Board of Directors of the Company or a compensation committee appointed by such Board;

     4.  Excluded Transactions.    Section 9.03 of Article IX of the Series C
         ---------------------
Purchase Agreement is hereby amended by adding to the end thereof:

     (e) any issuance of Common Stock in connection with the acquisition of an entity in a line of business substantially similar or related to that of the Company if the Board of Directors of the Company determines that the price to be paid for each such share of its Common Stock to be issued is not materially more favorable than would be the case if such Common Stock were to be issued to an independent financial investor.

     5. The parties hereby acknowledge and agree that Pacific Preshools, Inc. (the "New Investor") shall become a party to the Series C Purchase Agreement solely for the purpose of being considered an Investor (as that term is defined therein) under Article VIII thereunder to the same extent as if the New Investor had been an original signatory to the Series C Purchase Agreement for purposes of said Article VIII. The shares of Common Stock delivered to Pacific Preshools, Inc. pursuant to the Master Transaction Agreement shall be considered Stock for purposes of Article VIII of the Series C Purchase Agreement

     6. The parties hereby acknowledge and consent to the Company's transfer of this Agreement to and the assumption of all the obligations hereunder by Bright Horizons

Holdings, Inc. The name "Bright Horizons Holdings, Inc." shall be substituted for "Bright Horizons Children's Centers, Inc." throughout the Series C Purchase Agreement, and Bright Horizons Holdings, Inc. shall have all rights and assume all obligations and liabilities under said Series C Purchase Agreement as if Bright Horizons Holdings, Inc. were an original signatory thereto.

     7.  Governing Law.  This Amendment shall be governed by, and construed and
         -------------
enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     8.  Headings.  Section headings in this Amendment are included herein for
         --------
convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     9.  Counterparts.  This Amendment may be executed in two or more
         ------------
counterparts, all of which taken together shall constitute one and the same instrument, and any one of the parties hereto may execute this Amendment by signing any counterpart.


     IN WITNESS WHEREOF, the parties have caused this Amendment, which shall be effective upon execution by (i) the Company, (ii) the holders of not less than seventy-five percent (75%) of the aggregate outstanding shares of Stock (as defined in the Series C Purchase Agreement) (iii) Bright Horizons Holdings, Inc. and (iii) Pacific Preshools, Inc., for the sole reason of becoming a signatory to such Series C Purchase Agreement for purposes of Article VIII thereof.

                                       COMPANY:

                                           BRIGHT HORIZONS CHILDREN'S
                                            CENTERS, INC.


                                           By /s/ Steve Dreir
                                             ___________________________________
                                                                     (Title)


                                       FOUNDERS:

                                           /s/ John M. Reynolds
                                           -------------------------------------
                                           John M. Reynolds

                                           /s/ Anne Whitman
                                           -------------------------------------
                                           Anne Whitman

                                           /s/ Douglas Wooden
                                           -------------------------------------
                                           Douglas Wooden


                                       OFFICERS:

                                           /s/ Roger H. Brown
                                           -------------------------------------
                                           Roger H. Brown

                                           /s/ Linda A. Mason
                                           -------------------------------------
                                           Linda A. Mason

                                       INVESTORS:

                                           BAIN CAPITAL FUND LIMITED PARTNERSHIP

                                           By Bain Capital Partners, General
                                               Partner


                                           By /s/ Joshua Bekenstein
                                             ___________________________________
                                                     Joshua Bekenstein,
                                                      General Partner


                                           BAIN CAPITAL FUND LIMITED
                                            PARTNERSHIP - II

                                           By Bain Capital Partners, General
                                               Partner


                                           By /s/ Joshua Bekenstein
                                             ___________________________________
                                                     Joshua Bekenstein,
                                                      General Partner


                                           BESSEMER VENTURE PARTNERS II L.P.

                                           By Deer II & Co., General Partner


                                           By /s/ Robert H. Buescher
                                             ___________________________________
                                                  Robert H. Buescher
                                                    General Partner


                                           BOSTON CAPITAL VENTURES
                                            LIMITED PARTNERSHIP

                                           By:  Boston Capital Partners,
                                                 General Partner


                                           By /s/ A. Dana Callow, Jr.
                                             ___________________________________
                                              A. Dana Callow, Jr.,
                                              General Partner

                                         BOSTON CAPITAL VENTURES II
                                          LIMITED PARTNERSHIP

                                         By:  Boston Capital Partners II,
                                               General Partner


                                         By /s/ A. Dana Callow, Jr.
                                           ___________________________________
                                            A. Dana Callow, Jr., General Partner


                                         BRIGHT HORIZONS ASSOCIATES


                                         By /s/ Jacob F. Brown II
                                           ___________________________________
                                            Jacob F. Brown II, General Partner



                                         BRIMSTONE ISLAND COMPANY L.P.

                                         By /s/ Robert Beuscher
                                           ___________________________________
                                                                    (Title)


                                         CARDWELL CHILDREN'S TRUST
                                          DATED JUNE 1, 1987


                                         By /s/ Robert Beuscher
                                            ___________________________________
                                                                    (Title)


                                         FAMILY VENTURES III


                                         By /s/ Jacob F. Brown, II
                                            ___________________________________
                                            Jacob F. Brown, II, General Partner


                                         FAMILY VENTURES IV

                                           By /s/ Jacob F. Brown, II
                                             ___________________________________
                                             Jacob F. Brown, II, General Partner


                                           NORWEST EQUITY PARTNERS IV,
                                           A Minnesota Limited Partnership

                                           By  Itasca Partners, General Partner


                                           By /s/ Ernest Parizeau
                                             ___________________________________
                                              Ernest Parizeau, General Partner


                                           REYNOLDS REVOCABLE TRUST OF
                                            JULY 1, 1983


                                           By /s/ John M. Reynolds
                                             ___________________________________
                                                John M. Reynolds, Co-Trustee


                                           WILLIAM BLAIR VENTURE PARTNERS III

                                           By  William Blair Venture Management


                                           By /s/ Gregg S. Newmark
                                             ___________________________________
                                                      Gregg S. Newmark,
                                                       General Partner

                                           /s/ Robert Avinger
                                           -------------------------------------
                                           Robert Avinger

                                           /s/ Paul Bancroft III
                                           -------------------------------------
                                           Paul Bancroft III

                                           /s/ Joshua Bekenstein
                                           -------------------------------------
                                           Joshua Bekenstein

                                           /s/ Neill H. Brownstein
                                           -------------------------------------
                                           Neill H. Brownstein

                                           /s/  Robert H. Buescher
                                           -------------------------------------
                                           Robert H. Buescher

                                           /s/  William T. Burgin
                                           -------------------------------------
                                           William T. Burgin

                                           /s/   James H. Furneaux
                                           -------------------------------------
                                           James H. Furneaux

                                           /s/    Christopher F. O. Gabrieli
                                           -------------------------------------
                                           Christopher F. O. Gabrieli

                                           /s/  Adam Kirsch
                                           -------------------------------------
                                           Adam Kirsch

                                           /s/   W. Mitt Romney
                                           -------------------------------------
                                           W. Mitt Romney

                                           /s/   R. Daniel Saxe, Jr.
                                           -------------------------------------
                                           R. Daniel Saxe, Jr.

                                           /s/ John I. Wechsler
                                           -------------------------------------
                                           John I. Wechsler

                                           /s/ Robert F. White
                                           -------------------------------------
                                           Robert F. White


                                           BRIGHT HORIZONS HOLDINGS, INC.


                                           By /s/ Steve Dreir
                                             ___________________________________
                                              Name: Steve Dreir
                                              Title:


                                           PACIFIC PRESHOOLS, INC.

                                           /s/ Deborah S. Brown
                                           -------------------------------------
                                           Name:  Deborah S. Brown
                                           Title: